Exhibit 10.2

VESTED SHARE UNIT AGREEMENT

This Vested Share Unit Agreement (this “Agreement”), dated as of the Grant Date, is made by and between the “Grantee” (as set forth in Annex A) and Unifi, Inc. (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company has adopted the Unifi, Inc. Amended and Restated 2013 Incentive Compensation Plan (the “Plan”); and

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it is desirable and in the best interests of the Company to grant to the Grantee, as an incentive for the Grantee to advance the interests of the Company, Vested Share Units (“Units”), which shall be converted into an equivalent number of shares of Company Stock and such shares distributed to the Grantee in a single lump sum distribution within 30 days following Grantee’s Separation from Service (as defined below).

NOW, THEREFORE, the parties agree as follows:

1.Notice of Grant; Incorporation of Plan.  Pursuant to the Plan and subject to the terms and conditions set forth herein and therein, the Company hereby grants to the Grantee the number of Units indicated on the Notice of Grant attached hereto as Annex A, which Notice of Grant is incorporated by reference herein.  The Plan is incorporated by reference and made a part of this Agreement, and this Agreement shall be subject to the terms of the Plan, as the Plan may be amended from time to time, provided that any such amendment of the Plan must be made in accordance with Section 14 of the Plan.  Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings ascribed to them in the Plan.

2.Terms of Stock Units.  The Units granted under this Agreement are subject to the following terms, conditions and restrictions:

(a)No Ownership.  The Grantee shall not possess any incidents of ownership (including, without limitation, dividend and voting rights) in shares of the Company Stock in respect of the Units until such Units have been converted into shares of Company Stock and such shares have been distributed to the Grantee.

(b)Transfer of Units.  The Units and any interest therein may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution and subject to the conditions set forth in the Plan and this Agreement. Any attempt to transfer Units in contravention of this section is void ab initio. Units shall not be subject to execution, attachment or other process.

(c)Vesting and Conversion of Units.  The Grantee shall be fully vested in the Units as of the Grant Date. The vested Units shall be converted into an equivalent number of shares of Stock, or a combination of Stock and cash, as may be elected, and such shares of Company Stock will be distributed to the Grantee in a single lump sum distribution within 30 days following Grantee’s Separation from Service (as defined below).  Upon distribution of the shares of Company Stock in respect of the Units, the Company shall (i) issue to the Grantee or the Grantee’s personal representative a stock certificate representing such shares of Company Stock, or (ii) cause such number of shares to be registered in the name of the Grantee or the Grantee’s personal representative via a share registry process in a manner that is effective to constitute the uncertificated delivery thereof, in either case free of any restrictions.

(d)Separation from Service.  “Separation from Service” means termination of services as a member of the Board for any reason, and shall be determined in accordance with applicable standards established pursuant to Section 409A of the Code and corresponding Treasury Regulations.

3.Equitable Adjustment.  The aggregate number of shares of Stock subject to the Units shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without the receipt of consideration by the Company, or other change in corporate or capital structure. The Committee shall also make the foregoing changes and any other changes, including changes in the classes of securities available, to the extent reasonably necessary or desirable to preserve the intended benefits under this Agreement in the event of any other reorganization, recapitalization, merger, consolidation, spin-off, extraordinary dividend or other distribution or similar transaction involving the Company.

4.Taxes.  Distributions with respect to Units may be subject to Applicable Withholding Taxes as provided in the Plan.

5.No Right to Continued Service as Director.  Nothing contained herein shall be deemed to confer upon the Grantee any right to continue to serve as a member of the Board.

6.Miscellaneous.

(a)Governing Law/Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina without reference to principles of conflict of laws.

(b)Resolution of Disputes.  Any disputes arising under or in connection with this Agreement shall be resolved by binding arbitration before a single arbitrator, to be held in North Carolina in accordance with the commercial rules and procedures of the American Arbitration Association. Judgment upon the award rendered by the arbitrator shall be final and subject to appeal only to the extent permitted by law. Each party shall bear such party’s own expenses incurred in connection with any arbitration; provided, however, that the cost of the arbitration, including without limitation, reasonable attorneys’ fees of the Grantee, shall be borne by the Company in the event the Grantee is the prevailing party in the arbitration. Anything to the contrary notwithstanding, each party hereto has the right to proceed with a court action for injunctive relief or relief from violations of law not within the jurisdiction of an arbitrator.  If any costs of the arbitration borne by the Company in accordance herewith would constitute compensation to the Grantee for Federal tax purposes, then the amount of any such costs reimbursed to the Grantee in one taxable year shall not affect the amount of such costs reimbursable to the Grantee in any other taxable year, the Grantee’s right to reimbursement of any such costs shall not be subject to liquidation or exchange for any other benefit, and the reimbursement of any such costs incurred by the Grantee shall be made as soon as administratively practicable, but in any event within ten (10) days, after the date the Grantee is determined to be the prevailing party in the arbitration.  The Grantee shall be responsible for submitting claims for reimbursement in a timely manner to enable payment within the timeframe provided herein.

(c)Notices.  Any notice required or permitted under this Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, (i) to the Grantee at the last address specified in Grantee’s records with the Company, or such other address as the Grantee may designate in writing to the Company, or (ii) to the Company, Attention:  General Counsel, or such other address as the Company may designate in writing to the Grantee.

(d)Failure to Enforce Not a Waiver.  The failure of either party hereto to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

(e)Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be an original but all of which together shall represent one and the same agreement.

(f)Modifications; Entire Agreement; Headings.  This Agreement cannot be changed or terminated orally. This Agreement and the Plan contain the entire agreement between the parties relating to the subject matter hereof.  The section headings herein are intended for reference only and shall not affect the interpretation hereof.

7.Section 409A.

(a)It is intended that this Agreement comply in all respects with the requirements of Section 409A of the Code and applicable Treasury Regulations and other generally applicable guidance issued thereunder (collectively, “Section 409A”), and this Agreement shall be interpreted for all purposes in accordance with this intent.

(b)Notwithstanding any other term or provision of this Agreement (including any term or provision of the Plan incorporated herein by reference), the parties hereto agree that, from time to time, the Company may, without prior notice to or consent of the Grantee, amend this Agreement to the extent determined by the Company, in the exercise of its discretion in good faith, to be necessary or advisable to prevent the inclusion in the Grantee’s gross income pursuant to Section 409A of any compensation intended to be deferred hereunder. The Company shall notify the Grantee as soon as reasonably practicable of any such amendment affecting the Grantee.

(c)If the amounts payable under this Agreement are subject to any taxes, penalties or interest under Section 409A, the Grantee shall be solely liable for the payment of any such taxes, penalties or interest.

(d)Except as otherwise specifically provided herein, the time and method for distribution of shares of Company Stock in respect of the Units as provided in Section 2, shall not be accelerated or delayed for any reason, unless to the extent necessary to comply with, or as may be permitted under, Section 409A.

IN WITNESS WHEREOF, the parties hereby agree to the terms of this Vested Share Unit Agreement, including the Notice of Grant attached hereto as Annex A.

Grantee:
UNIFI, INC.

By:
Name:
Title:

Annex A

NOTICE OF GRANT

OF

VESTED SHARE UNITS

The following member of the Board of Directors of Unifi, Inc. has been granted Vested Share Units pursuant to the Unifi, Inc. Amended and Restated 2013 Incentive Compensation Plan, with terms as set forth in this Notice of Grant and the Vested Share Unit Agreement to which this Notice of Grant is attached.

The terms below shall have the following meanings when used in the Vested Share Unit Agreement.

Grantee
Address of Grantee
Grant Date
Aggregate Number of Vested Share Units Granted: